UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 5, 2025

IVEDA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41345	20-2222203
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1744 S. Val Vista, Suite 213
Mesa, Arizona	85204
(Address of Principal Executive Offices)	(Zip Code)

(480) 307-8700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.00001	IVDA	The Nasdaq Stock Market, LLC
Common Stock Purchase Warrants	IVDAW	The Nasdaq Stock Market, LLC

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 5, 2025, Iveda Solutions, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Meeting”). At the meeting, 2,710,818 shares of the Company’s common stock entitled to vote at the Meeting, as of the record date of October 8, 2025, were present in person or by proxy, representing 46.5% of the Company’s outstanding voting capital stock and constituting a quorum for the transaction of business.

At the meeting, the Company’s stockholders re-elected Joseph Farnsworth, Alejandro Franco, Robert D. Gillen and David Ly as directors for a one-year term to serve until the next annual meeting or until their respective successors are duly elected or appointed and qualified. The Company’s stockholders also ratified the appointment of Weinberg and Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Each proposal is described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on October 7, 2025.

The voting results of the shares of the Company’s voting stock for each proposal are set forth below:

Proposal 1 – Re-election of Directors:

Director	For	Withheld	Broker Non-Votes
Joseph Farnsworth	503,325	56,549	2,150,944
Alejandro Franco	507,623	52,251	2,150,944
Robert D. Gillen	507,623	52,251	2,150,944
David Ly	502,582	57,312	2,150,944

Proposal 2 – To ratify the appointment of Weinberg and Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

Votes For	Votes Against	Votes Abstained
2,498,581	184,218	28,019

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

IVEDA SOLUTIONS, INC.

Date: December 10, 2025	By:	/s/ David Ly
	Name:	David Ly
	Title:	Chief Executive Officer